                                                                    EXHIBIT 99.1

[VITRIA LOGO]


                                                           FOR IMMEDIATE RELEASE


PRESS CONTACT:                           INVESTOR CONTACT:
-------------                            ----------------
Dianne Edwards                           Michael D. Perry
Director Corporate Communications        SVP and CFO
+1-408-212-2633                          +1-408-212-2260
dedwards@vitria.com                      mperry@vitria.com


                  VITRIA ANNOUNCES FOURTH QUARTER 2004 RESULTS

SUNNYVALE, CALIF., TUESDAY, FEB. 15, 2005 -- Vitria (Nasdaq:VITR), a leading provider of business process integration solutions, today announced results for the fourth quarter ended December 31, 2004.

     o For the fourth quarter of 2004, total revenue was $17.6 million, compared with $16.3 million for the third quarter of 2004 and $21.3 million for the same period in 2003.
     o License revenue for the fourth quarter of 2004 was $6.6 million, compared with $3.1 million for the third quarter of 2004 and $8.3 million for the same period in 2003.
     o Service and other revenue for the fourth quarter of 2004 was $11 million, compared with $13.2 million for the third quarter of 2004 and $13 million for the same period in 2003.
     o Gross profit was $11.8 million for the fourth quarter of 2004, compared to $10.2 million for the third quarter of 2004 and $15.7 million for the same period in 2003.
     o Total operating expenses were $12.8 million for the fourth quarter of 2004, compared with $12.4 million for the third quarter of 2004 and $16.3 million for the same period in 2003.
     o The net loss for the fourth quarter of 2004 was $533,000, or $0.02 per share, compared with a net loss of $2.1 million, or $0.06 per share, for the third quarter of 2004 and a net loss of $430,000, or $0.01 per share, for the same period of 2003.
     o Total cash and short-term investment balances as of December 31, 2004, were $78.6 million, compared to $81.8 million as of September 30, 2004.

"Our solid financial performance during the fourth quarter is a result of the steady improvements that we have made in the areas of sales execution and delivery," said Dale Skeen, founder and interim CEO of Vitria. "Our strategy of delivering business process applications that solve our customers' complex order lifecycle and claims lifecycle processes are gaining momentum in the marketplace."

The company further announced that Dale Skeen, has been appointed CEO. "The Board has been working closely with Dale on developing Vitria's growth strategy," said Bill Younger, lead director. "We believe that much of the Company's growth will come from the new vertical business process applications that Dale and the team have designed. We are excited by Vitria's prospects and Dale is the unanimous choice of the Board to take Vitria to the next level".

HIGHLIGHTS FOR THE FOURTH QUARTER OF 2004:

     o UPC - one of the largest cable service providers in Europe - went live with Vitria:OrderAccelerator in Poland last quarter, then promptly ordered additional licenses for several other service regions in Europe.
     o One of our largest healthcare customers placed a large follow-on order for BusinessWare products and also purchased Vitria:SmartClaims, which is one of our solutions offerings for health insurance claims lifecycle management.
     o Masterbrand Cabinets entered production with a Vitria-based solution for complex order lifecycle management. Other notable new and existing customer wins for the fourth quarter include AOL Deutschland GmbH & Co KG, Iberia Airlines, Bell Canada, Reynolds and Reynolds and PacifiCare.
     o Vitria's User Group Conferences were held in October in Las Vegas and in November in Munich, Germany. Bringing together industry experts and real-world business process practitioners, the conferences featured customer presentations focused on best practices in Business Process Management (BPM) implementation as well as demonstrating the significant Return on Investment (ROI) that these customers achieved using Vitria solutions.
     o    Vitria announced the general availability of Vitria:BusinessWare(TM)
          4.3. This new version of our award-winning business process integration platform has been enhanced to provide significant new capabilities for enterprise Business Process Management (BPM) and Service-oriented Architectures (SOA).


ABOUT VITRIA
Vitria Technology, Inc. (Nasdaq:VITR), a leading provider of award-winning business process integration products and solutions, combines technology leadership with industry expertise in healthcare and insurance, financial services, telecommunications and manufacturing to dramatically improve strategic business processes across systems, people and trading partners. With 16 offices around the world, Vitria's customer base includes blue chip companies such as AT&T, Bell Canada, BellSouth, The Blue Cross Blue Shield Association, British Petroleum, British Telecom, DaimlerChrysler Bank, Generali, Nissan, The Goodyear Tire & Rubber Company, PacifiCare Health Systems, Reynolds & Reynolds, Royal Bank of Canada, Schneider Logistics, Sprint, Trane and the U.S. Departments of Defense and Veterans Affairs. For more information, call +1-408-212-2700, email info@vitria.com or visit www.vitria.com.

                                      # # #

NOTE: Vitria and BusinessWare are trademarks or registered trademarks of Vitria Technology, Inc. All other products and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release includes forward-looking statements, including statements relating to new products, goals and future business opportunities that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to: failure to meet financial and product expectations of analysts and investors: risk related to market acceptance of Vitria's products and alliance partners' products; deployment delays or errors associated with these and other products of Vitria and partners; hardware platform incompatibilities; the need to maintain and enhance certain business relationships with system integrators and other parties; the ability to manage growth; activities by Vitria and others regarding protection of proprietary information; release of competitive products and other actions by competitors; risks associated with possible delisting from the stock market on which Vitria's securities are listed; and economic conditions in domestic and foreign markets. These and other risks related to Vitria are detailed in Vitria's Annual Report on Form 10-K for the year ended Dec. 31, 2003, filed with the SEC on March 12, 2004. Vitria does not undertake an obligation to update forward-looking statements.
                                      # # #

Vitria Technology, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share information)

                                                        Three Months Ended   Three Months Ended       Year ended
                                                            December 31         September 30          December 31
                                                        2004          2003          2004          2004          2003
                                                      --------      --------      --------      --------      --------
                                                    (unaudited)    (unaudited)   (unaudited)   (unaudited)       *
Revenues
   License                                            $  6,616      $  8,264      $  3,066      $ 14,947      $ 30,089
   Service and other                                    11,015        13,017        13,234        46,938        50,630
                                                      --------      --------      --------      --------      --------
Total revenues                                          17,631        21,281        16,300        61,885        80,719

Cost of revenues
   License                                                 116           138           227           667           614
   Service and other                                     5,735         5,446         5,900        23,635        23,857
                                                      --------      --------      --------      --------      --------
Total cost of revenues                                   5,851         5,584         6,127        24,302        24,471
                                                      --------      --------      --------      --------      --------
Gross profit                                            11,780        15,697        10,173        37,583        56,248

Operating expenses
   Sales and marketing                                   4,961         7,837         4,672        21,990        39,773
   Research and development                              4,258         4,357         4,388        17,507        18,249
   General and administrative                            3,336         2,740         3,121        13,316        13,176
   Stock based compensation                                  5            61             6           354           423
   Restructuring charges                                   255         1,269           173         1,052        16,117
                                                      --------      --------      --------      --------      --------
Total operating expenses                                12,815        16,264        12,360        54,219        87,738
                                                      --------      --------      --------      --------      --------
Loss from operations                                    (1,035)         (567)       (2,187)      (16,636)      (31,490)
   Other income, net                                       480           213           356         1,235         1,203
                                                      --------      --------      --------      --------      --------
Net loss before income taxes                              (555)         (354)       (1,831)      (15,401)      (30,287)
   Provision for income taxes                              (22)           76           221           493           594
                                                      --------      --------      --------      --------      --------
Net loss                                              $   (533)     $   (430)     $ (2,052)     $(15,894)     $(30,881)
                                                      ========      ========      ========      ========      ========

Basic and diluted net loss per share                  $  (0.02)     $  (0.01)     $  (0.06)     $  (0.48)     $  (0.95)
                                                      ========      ========      ========      ========      ========

Weighted average shares used in calculating basic
   and diluted net loss per share                       33,299        32,734        33,196        33,069        32,626

*Derived from audited financial statements

Vitria Technology, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

                                                   December 31,    December 31,
                                                       2004           2003
                                                   -----------     ------------
                                                   (unaudited)          *
Assets
   Current assets
      Cash and cash equivalents                      $  32,106      $   8,782
      Short-term investments                            46,457         82,754
      Accounts receivable, net                          10,529         15,471
      Other current assets                               1,880          3,568
                                                     ---------      ---------
         Total current assets                           90,972        110,575

   Property and equipment, net                           1,053          2,805
   Other assets                                            872            745
                                                     ---------      ---------
                Total assets                         $  92,897      $ 114,125
                                                     =========      =========


Liabilities and Stockholders' Equity
   Current liabilities
      Accounts payable                               $   1,777      $   1,837
      Accrued compensation                               4,186          3,743
      Accrued liabilities                                4,086          3,783
      Accrued restructuring expenses                     6,091          6,831
      Deferred revenue                                  11,082         13,864
                                                     ---------      ---------
         Total current liabilities                      27,222         30,058

   Long-term liabilities
      Accrued restructuring expenses                     7,332         11,980
      Other long-term liabilities                          750            131
                                                     ---------      ---------
         Total long-term liabilities                     8,082         12,111

   Stockholders' Equity
      Common stock                                          33             33
      Additional paid-in capital                       275,366        273,854
      Unearned stock-based compensation                   --              (79)
      Notes receivable from stockholders                  --             (193)
      Accumulated other comprehensive income               382            635
      Accumulated deficit                             (217,692)      (201,798)
      Treasury stock                                      (496)          (496)
                                                     ---------      ---------
         Total stockholders' equity                     57,593         71,956
                                                     ---------      ---------
                                                     ---------      ---------
      Total liabilities and stockholders' equity     $  92,897      $ 114,125
                                                     =========      =========

*Derived from audited financial statements